Exhibit 23





                         CONSENT OF INDEPENDENT AUDITORS




Securities and Exchange Commission
Washington, D.C.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated January 30, 2004, on our audits of the consolidated financial statements of Summit Financial Group, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in Summit's 2003 Annual Report.





                                                ARNETT & FOSTER,  P.L.L.C.

                                                /s/ Arnett & Foster, P.L.L.C.


Charleston, West Virginia
March 29, 2004